[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 4.5

Deed of Variation

The Austin Research Institute

ACN 007 418 224

and

Cancer Vac Pty Ltd

ACN 096 859 513

and

Ilexus Pty Ltd

ACN 064 772 103

and

Prima Biomed Ltd

ACN 009 237 889

Middletons Lawyers

Melbourne office

Ref: SRM.PTH.1759898

1.	Definitions and interpretation	2
1.1	Definitions	2
1.2	Interpretation	2

2.	Variation of Licence Agreement	3
2.1	Variation	3
2.2	Confirmation of Licence Agreement	3
2.3	Prior rights not affected	3
2.4	Retrospective Operation	3
2.5	Ilexus	3

3.	Inconsistency	4

4.	Warranty	4

5.	General	4
5.1	Nature of obligations	4
5.2	No adverse construction	4
5.3	Further assurances	4
5.4	Severability	5
5.5	Successors and assigns	5
5.6	No variation	5
5.7	Costs	5
5.8	Duty	5
5.9	Governing law and jurisdiction	5
5.10	Counterparts	6

Annexure		9

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Deed of Variation

Date 24 August 2005

Parties

1.	The Austin Research Institute ACN 007 418 224 of Kronheimer Building, Austin Hospital, Studley Road, Heidelberg, Victoria 3084 (ARI)

2.	Ilexus Pty Ltd ACN 064 772 103 of Kronheimer Building, A&RMC, Studley Road, Heidelberg, Victoria 3084 (Ilexus)

(collectively referred to as Licensors)

3.	Cancer Vac Pty Ltd ACN of Suite 1, 1233 High Street, Armadale, Victoria 3143 (Cancer Vac)

4.	Prima Biomed Ltd ACN 009 237 889 of Suite 1, 1233 High Street, Armadale, Victoria 3143 (Prima)

Background

A.	The parties are parties to the Licence Agreement.

B.	The parties wish to vary the Licence Agreement as set out in this Deed.

Operative Provisions

1.	Definitions and interpretation

1.1	Definitions

In this Deed:

Effective Date means the date of execution of this Deed; and

Licence Agreement means the Technology Licence Agreement between the parties dated 31 May 2001 in respect of technology licensed from the Licensors;

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	words or expressions defined in the Licence Agreement have the same meaning when used in this Deed;

(b)	the singular includes the plural and vice versa;

2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	a gender includes the other genders;

(d)	the headings are used for convenience only and do not affect the interpretation of this Deed;

(e)	other grammatical forms of defined words or expressions have corresponding meanings; and

(f)	a reference to a document includes the document as modified from time to time and any document replacing it.

2.	Variation of Licence Agreement

2.1	Variation

Subject to clause 2.4, with effect on and from the Effective Date, the Licence Agreement is varied by:

(a)	deleting each word, number or character that is struck out in the marked up copy of the Licence Agreement set out in the Annexure; and

(b)	inserting each word, number or character that is underlined in the marked up copy of the Licence Agreement set out in the Annexure.

2.2	Confirmation of Licence Agreement

(a)	All provisions of the Licence Agreement other than those varied by clause 2.1 remain unchanged and continue in full force.

(b)	The parties acknowledge and agree that the Conditions Precedent to the Licence Agreement, have been satisfied.

2.3	Prior rights not affected

Subject to clause 2.4, this Deed does not affect the rights and obligations of the parties to the extent that they relate to the period prior to the Effective Date.

2.4	Retrospective Operation

The following variations apply and shall be deemed to have taken effect on and from 31 May 2001: [ * ]

2.5	Ilexus

The parties acknowledge that the right of Ilexus to grant, by way of the Licence Agreement as amended by this Deed, the new or amended rights is subject to the prior consent of ARI. The consent of ARI is provided, as evidenced by its execution of this Deed, upon the following conditions:

3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	the right conferred by ARI on Ilexus to enter into this Deed is taken to be granted effective upon execution of this Deed, and ARI confirms the right of Ilexus to enter into this Deed;

(b)

in consideration of ARI’s consent to the above, the amounts referred to clause 5.1 (Commercialisation Benefits) of the Licence Agreement as amended by this Deed, are payable to ARI, and in addition Ilexus shall pay or satisfy any upfront fee agreed in writing between ARI and Ilexus contemporaneously with the execution of this Deed.

3.	Inconsistency

If there is any inconsistency between the provisions of this Deed and the provisions of the Licence Agreement, then the provisions of this Deed prevail.

4.	Warranty

The Licensors represent and warrant that they have full power and authority at the Effective Date to agree to the amendments to the Licence Agreement on the Effective Date and to agree to those amendments that are expressed to take effect on and from the Commencement Date (31 May 2001) and that the grant of the additional rights to Cancer Vac under the amended licence does not to the best of the actual knowledge and belief of the Licensors infringe the Intellectual Property or other rights of a third party.

5.	General

5.1	Nature of obligations

(a)	Any provision in this Deed which binds more than one person binds all of those persons jointly and each of them severally.

(b)	Each obligation imposed on a party by this Deed in favour of another is a separate obligation.

5.2	No adverse construction

This Deed is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

5.3	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.4	Severability

If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b)	in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

5.5	Successors and assigns

This Deed binds and benefits the parties and their respective successors and permitted assigns.

5.6	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

5.7	Costs

Each party must pay its own legal costs of and incidental to the preparation and completion of this Deed.

5.8	Duty

(a)	Any duty (including related interest or penalties) payable in respect of this Deed or any instrument created in connection with it must be paid by Cancer Vac and Prima.

(b)	Cancer Vac and Prima jointly and severally undertake to keep the Licensors indemnified against all liability relating to the duty, fines and penalties.

5.9	Governing law and jurisdiction

(a)	This Deed is governed by and must be construed in accordance with the laws in force in Victoria.

(b)

The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

5.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.10	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

6.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Executed as a deed

Executed by The Austin Research Institute	)
ACN 007 418 224 in accordance with section	)
127(1) of the Corporations Act 2001 (Cth):	)
)
)

/s/ P.M. Hogarth		/s/ Rob Tanner
Signature of director		Signature of company secretary*
*delete whichever does not apply

P.M. HOGARTH		ROB TANNER
Name (please print)		Name (please print)

Executed by Ilexus Pty Ltd ACN 064 772)
103 in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)
)
)

/s/ P.M. Hogarth		/s/ Mauro Sandrin
Signature of director		Signature of director*
*delete whichever does not apply

P.M. HOGARTH		MAURO SANDRIN
Name (please print)		Name (please print)

Executed by Cancer Vac Pty Ltd ACN 096)
859 513 in accordance with section 127(1) of	)
the Corporations Act 2001 (Cth):	)
)
)

/s/ Eugene Kopp		/s/ Marcus Clark
Signature of director		Signature of director or company secretary*
*delete whichever does not apply

EUGENE KOPP		MARCUS CLARK
Name (please print)		Name (please print)

7.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Executed by Prima Biomed Ltd ACN 009)
237 889 in accordance with section 127(1) of	)
the Corporations Act 2001 (Cth):	)
)
)

/s/ Eugene Kopp		/s/ Marcus Clark
Signature of director		Signature of director or company secretary*
*delete whichever does not apply

EUGENE KOPP		MARCUS CLARK
Name (please print)		Name (please print)

8.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Annexure

Clause 2 — Marked up copy of the Licence Agreement

9.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Technology Licence

Agreement

Ilexus Pty Ltd

The Austin Research Institute

Cancer Vac Pty Ltd

Prima Biomed Ltd

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-i-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

-ii-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

-iii-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TECHNOLOGY LICENCE AGREEMENT

DATE

BETWEEN

The Austin Research Institute ACN 007 418 224 of Kronheimer Building, Austin Hospital, Studley Road, Heidelberg in the State of Victoria (“ARI”) and Ilexus Pty Ltd ACN 064 772 130 of Kronheimer Building, A&RMC, Studley Road, Heidelberg, Victoria 3084 (Ilexus)

(collectively referred to as “Licensors”)

AND

Cancer Vac Pty Ltd ACN 096 859 513 of Suite 1, 1233 High St, Armadale, Victoria 3143 (“Cancer Vac”)

AND

Prima Biomed Ltd ACN 009 237 889 of Suite 1, 1233 High St, Armadale, Victoria 3143 (“Prima”)

RECITALS

A.	The Licensors own the Background Technology in Patent Family 1 (Schedule 1 items 1A) and as described in Attachments la.

B.	The Licensors are entitled to license the Background Technology of Patent Family 2, Patent Family 3 and Patent Family 4 (Schedule 1 items 1B, 1C and 1D) and as described in Attachment lb and lc.

C.	Cancer Vac wishes to conduct Research and Development with a view to obtaining Research Results and opportunities for Commercialisation.

D.	Ilexus is the wholly-owned subsidiary of the Austin Research Institute, the principal researcher to be engaged by Cancer Vac for the Research and Development.

E.	The Licensors have agreed to license the Background Technology to Cancer Vac, on the terms and conditions of this agreement.

F.	Prima has acquired rights from ARI and Ilexus to develop and commercialise the Background Technology outside the Agreed Field.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Adjustments” means any expenses, costs, commissions paid in securing and obtaining the Revenue including without limitation legal, accounting and finance adviser costs [ * ].

“Agreed Field” means the treatment of cancer.

“ARI BTI” means any Improvements of the Background Technology made or developed by or on behalf of ARI which is not funded by Prima or Cancer Vac.

“Background Technology” means all drawings, specifications, processes, techniques, samples, specimens, prototypes, designs, research and development results, test results, and other technical and scientific information relating to the development of an ex-vivo, mannan-based as specified in Schedule 1, items 1A, 1B, 1C, and 1D (or any related patent applications or patents including any national phase patent applications divisionals or continuation-in-part) and includes ARI BTI.

“Business Day” means a day that is not a Saturday, Sunday or public holiday in Melbourne.

“Cancer Vac BTI” means any Improvement of the Background Technology (including any Improvement of any Background Technology made by ARI but funded by either Cancer Vac or Prima) made or developed by or on behalf of Cancer Vac or Prima.

“Commencement Date” means the date the Conditions Precedent have been satisfied in full or waived by the parties in writing (or other date mutually agreed in writing).

“Commercialise” or “Commercialisation” means:

(a)	to develop, manufacture, use and market the Background Technology and Research Results;

(b)	to use, manufacture, market, sell or otherwise dispose of any product or process resulting from the Commercialisation of the Background Technology and Research Results; or

(c)	to licence any third party to do any of the things referred to in (a) or (b) above.

“Conditions precedent” mean the following: [ * ]

“Confidential Information” means any information, in any form or media relating to or representing the Background Technology, Intellectual Property rights, Research Program,

2.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

research or Research Results, information submitted by ARI to Cancer Vac pursuant to Clauses 3.4(a), 4.5(a) or 4.5(b), any sub-licence submitted by Cancer Vac to ARI pursuant to Clause 4.2(d) or other confidential information of either party other than information which:

(a)	was in the public domain at the time of its disclosure;

(b)	came into the hands of the receiving party by lawful means and without breach of any obligation of confidentiality by any third party; or

(c)	was in fact known to the receiving party prior to its disclosure to that party.

“Due Cause” means the other party:

(a)	fails to pay when due any sum payable under this Agreement and such default continues for a period of [ * ] after receipt of a notice requiring payment;

(b)

is in material breach of any of its other obligations under this Agreement or the Research Agreement and, if that breach is capable of remedy, does not rectify that breach within [ * ] after receipt of a notice to remedy that breach;

(c)

is unable to pay its debts as they fall due, makes or commences negotiations with a view to making a general re-scheduling of its indebtedness, a general assignment, scheme of arrangement or composition with its creditors;

(d)	ceases to carry on business or disposes of the whole or a material part of its business other than in those circumstances described in Clause 18;

(e)	takes any corporate action or any steps are taken or legal proceedings are started for:

(i)	its winding-up, dissolution, liquidation, or re-organisation, other than in those circumstances described in Clause 18; or

(ii)	the appointment of a controller, receiver, administrator, official manager, trustee or similar officer of it or of any of its revenues and assets; or

(f)	seeks protection or is granted protection from its creditors, under any applicable legislation.

“Enabling Technology” means all associated or connected Intellectual Property owned by ARI (or which ARI is entitled to use and provide to Cancer Vac on the terms of this Agreement (if any)) that is associated, connected with or concerns the Background Technology.

“Exempt Payments” means the following:

3.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	any payments made to Prima or Cancer Vac before the Effective Date [ * ] and [ * ]; or

(b)	any payments received by Prima or Cancer Vac from a third party for [ * ] and [ * ]; or

(c)	any payments received by Prima or Cancer Vac from a third party by way of [ * ] and [ * ]; or

(d)	any payments received by Prima or Cancer Vac from a third party as [ * ] for the [ * ] and [ * ].

“Force Majeure” means any cause which is not reasonably within the control of the party affected, including without limitation an act of God, strike, lockout or other interference with work, war (declared or undeclared), blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion, governmental or quasi governmental restraint, expropriation, prohibition, intervention, direction or embargo, unavailability or delay in availability of materials, equipment or transport, inability or delay in obtaining governmental or quasi governmental approvals, consents, permits, licenses, authorities or allocations.

“Improvements” means any improvement, enhancement, development, modification or adaptation of any Background Technology or Research Results.

“Independent Expert” means an independent expert appointed by the President for the time being of the Licensing Executives Society of Australia and New Zealand.

“Intellectual Property” includes all copyright and industrial and intellectual property rights, including without limitation all rights in relation to inventions, plant varieties, registered and unregistered trade marks (including service marks), registered designs, confidential information and circuit layouts, and all other rights resulting from intellectual activity in the industrial, scientific, literary or artistic fields.

“Loss or Claim” means, in relation to any person, a damage, loss, cost, expense or liability incurred by the person or a claim, action, proceeding or demand made against the person, howsoever arising and whether present or future, fixed or unascertained, actual or contingent.

“Merger” means an arrangement, transaction or event (in whatever form) under which or as a result of which the operations of the ARI (whether alone or with those of another entity) are or will be:

(a)	disposed of to or assumed by a Merger Party; or

(b)	combined with the operations of a Merger Party, and

4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

includes a disposal by the ARI of its main undertaking, and “Merge” shall have a corresponding meaning.

“Merger Party” means a person (which for the purposes of this definition shall also include a body politic or corporate, an agency, an organisation whether or not incorporated or unincorporated existing or registered under any statute order or proclamation, and which also includes a statutory authority, government department or business unit, an educational, religious or charitable institution, or a corporation sole) by which as a result of any arrangement, transaction or event any operations of the ARI at the applicable time pertaining to the rights granted to Prima by this Agreement may be:

(a)	acquired, whether alone or in combination with the operations of others; or

(b)	assumed or carried on other than solely by ARI, and

for the avoidance of doubt, includes a person coming into existence for the purposes of acquiring, assuming or carrying on the operations of the ARI, or the existence of which commences upon or as a result of an arrangement, transaction or event involving or concerning the operations of the ARI.

“Product” means any product, article or thing that incorporates any of the Background Technology or Research Results.

“Quarter” means a period of 3 months ending on a Quarterly Date.

“Quarterly Date” means the last day of March, June, September and December during each year of the Term.

“Relevant Authority” means government bodies (including local government or semi-governmental) or any public, statutory, judicial body, entity, department or authority including any self-regulatory organisation established under statute in any jurisdiction in the world responsible for registering, approving or authorising the sale of Products.

“Research Agreement” means the agreement of even date between the Cancer Vac and ARI.

“Research Organisation” means any research organisation performing work or contracted by Cancer Vac to perform work as part of the Research and Development.

“Research Program” means the program of research and development work to be conducted by ARI in accordance with the Research Agreement.

“Research and Development” means research into the Background Technology and development of opportunities arising out of that research.

“Research Results” means all data, research papers, test results, experiments, products and any Intellectual Property and items incorporating Intellectual Property arising out of the Research and Development including any Cancer Vac BTI.

5.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“Royalty” means:

(a)	where the payment is made [ * ], [ * ]% of Revenue; or

(b)	where the payment is made [ * ], [ * ]% of Revenue.

“Related Body Corporate” has the meaning given to that term in the Corporations Act 2001 (Cth.).

“Revenue” means all Commercialisation benefits of any kind received by Prima or Cancer Vac from a Third Party in connection with Commercialisation of all or part of the Background Technology or Research Results whether received in cash or Securities, and includes, without limitation, revenue received by Prima or Cancer Vac or Related Bodies Corporate for sales of Product including any lump-sum payments, royalties or other payments and any sub-licensing payments made to Prima or Cancer Vac or Related Bodies Corporate, less Adjustments and excluding the Exempt Payments. For the avoidance of doubt, revenue is determined net of any GST.

“Securities” will have the same meaning as in the Corporations Act 2001 (Cth) as specified in section 92(1).

“Successor Body Corporate” mean a successor body corporate to Cancer Vac (but expressly not a sub-licensee), where such body corporate derives rights from the Technology Licence.

“Technology Licence” means the licence granted to Cancer Vac by this Agreement.

“Term” means in respect of each patent granted or to be granted in respect of the patent application identified in Schedule 1, items 1A, 1B, 1C, and 1D (or any related patent applications or patents including any national phase patent applications, divisionals or continuation-in-part) in each country in the Territory, the period commencing on the Commencement Date and ending on the date such patent expires, lapses or ceases to have effect in a particular country.

“Territory” means the world.

“Third Party” means an unrelated person or other entity dealt with on arms-length terms, and without limitation expressly does not include a party to this Agreement, a Successor Body Corporate wholly owned by Prima or Cancer Vac, or a wholly owned Related Body Corporate of a party to this Agreement or of a Successor Body Corporate wholly owned by Prima or Cancer Vac.

“Trade Sale” means any of the following transactions involving one or more Third Parties:

(a)	the disposition to a Third Party of some or all of the shares of Cancer Vac held by Prima at the applicable time;

6.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b)	the disposition to a Third Party of some or all of the shares of a Successor Body Corporate held by Prima at the applicable time;

(c)

the disposition to a Third Party of some or all or any of the assets of Cancer Vac or a Successor Body Corporate where the assets disposed of include the Technology Licence or rights deriving from the Technology Licence; or

(d)

the assignment or novation of the Technology Licence to a Third Party such that Cancer Vac or a Successor Body Corporate no longer has rights in respect of the Technology Licence or assignment or novation of part of the Technology Licence such that Cancer Vac or a Successor Body Corporate no longer has rights in respect of that part of the Technology Licence which is the subject of the assignment or novation.

“Trade Sale Fee” means an amount equal to [ * ]% of the Trade Sale Consideration received by Prima or a Related Body Corporate of Prima or Cancer Vac for a Trade Sale.

“Trade Sale Consideration” means any payments shares or ongoing commercial return (including royalties or other periodic payments) received from a Third Party by Prima or Cancer Vac a Related Body Corporate of Prima or Cancer Vac for a Trade Sale less any expenses, costs commissions paid in securing and obtaining the Trade Sale Consideration including without limitation legal, accounting and finance adviser costs [ * ].

1.2	General

In this agreement, unless the context otherwise requires:

(a)	a reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(v)	anything (including a right, obligation or concept) includes each part of it;

(b)	the singular includes the plural and vice versa;

7.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c)	a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

(d)	a reference to any gender includes all genders;

(e)	a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Agreement;

(f)	a recital, schedule, annexure or a description of the parties forms part of this Agreement;

(g)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(h)	a reference to “dollars” or “$” is to Australian currency;

(i)	The word “subsidiary” has the same meaning as in the Corporations Act 2001 (Cth).

1.3	Headings

In this agreement, headings are for convenience of reference only and do not affect interpretation.

1.4	Business Day

If the day on which any act, matter or thing is to be done under this agreement is not a Business Day, that act, matter or thing:

(a)	if it involves a payment other than a payment which is due on demand, must be done on the preceding Business Day; and

(b)	in all other cases, may be done on the next Business Day.

2.	TERM

2.1	Conditions Precedent

This Agreement shall not commence until the Conditions Precedent have been satisfied in full or waived by the parties in writing.

2.2	Duration

This Agreement will commence operation on the Commencement Date and shall continue for the Term.

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3.	RESEARCH AND DEVELOPMENT LICENCE

3.1	Licence grant

The Licensors grant to Cancer Vac an exclusive royalty free licence of the Background Technology within the Agreed Field in the Territory for the Term to conduct the Research and Development including without limitation the Research Program.

3.2	Intellectual Property in Research Results

The Licensors acknowledge that Cancer Vac will be the owner of all Intellectual Property in the Research Results.

3.3	Reservation of rights of ARI

Despite anything in this Agreement, but subject to ARI complying with the applicable obligations under Clauses 12 (Intellectual Property Protection) and 13 (Confidentiality and Publication), ARI may use the Background Technology for the purposes of internal research and teaching within ARI but not for commercial purposes.

3.4	Background Technology – Research Funding Mechanism

(a)

Before commencing research on the Background Technology pursuant to the licence granted to ARI by Clause 3.3, ARI may, but is not obliged to, make a written request to Cancer Vac to fund the research (“BT Funding Request”). The BT Funding Request will provide Cancer Vac with such information concerning the proposed research as is reasonably necessary to allow Cancer Vac to evaluate the proposed research including (without limitation) the research’s objectives, costs, funding sources, milestones and duration and likely research and intellectual property outcomes.

(b)

Cancer Vac will have [ * ] from the date of receipt of the BT Funding Request to confirm in writing with ARI whether it elects (at its absolute discretion) to fund the research project on the Background Technology.

(c)

Where Cancer Vac fails to respond within the period set out in Clause 3.4(b) or indicates in writing it does not intend to fund the research project, ARI may seek funding for the research on the Background Technology from a third party provided that [ * ].

3.5	ARI’s rights

During the Term Cancer Vac will as far as reasonably practicable, use ARI to carry out any research requirements of Cancer Vac for contract Research and Development on competitive commercial terms where Cancer Vac’s proposed research is within ARI’s field of expertise.

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4.	COMMERCIALISATION LICENCE

4.1	Licence grant

(a)	In consideration of Cancer Vac paying the Royalty the Licensors grant to Cancer Vac an exclusive licence of the Background Technology in the Territory for the Term to:

(i)	Commercialise the Background Technology (and any Intellectual Property subsisting therein) within the Agreed Field; and

(ii)	to the extent necessary, Commercialise the Research Results (and any Intellectual Property subsisting therein).

(b)

To the extent necessary to facilitate the licence contained in Clause 4.1(a), the Licensors grant to Cancer Vac a non-exclusive, royalty free sub licensable licence of the Enabling Technology in the Territory for the Term.

4.2	Sub-licensing

(a)	Cancer Vac is permitted to sub-license its rights under Clauses 3.1 and 4.1, subject to compliance with this Clause 4.2.

(b)	Cancer Vac will, as far as reasonably practicable, consult with ARI concerning any proposed sub-licensing of its rights under Clauses 3.1 or 4.1.

(c)	Cancer Vac will use its reasonable endeavours to ensure that any proposed sub-licensee is solvent and of good reputation in the field covered by the sub-licence.

(d)

Cancer Vac will, within [ * ] of receipt of a written request from ARI, deliver a copy the sub-licence agreement to ARI for the sole purpose of allowing ARI to confirm that the sub-licence is consistent with the rights granted to Cancer Vac under this Agreement provided nothing in this Clause 4.2(d) obliges Cancer Vac to provide ARI with any confidential information of the sub-licensee.

(e)	For the avoidance of doubt, nothing in this Agreement requires Cancer Vac to obtain the consent or approval of ARI before sub-licensing all or part of its rights under Clauses 3.1 or 4.1.

4.3	Cancer Vac’s rights to ARI BTI

Cancer Vac acknowledges that ARI will be the owner of Intellectual Property rights in ARI BTI (other than Improvements to the Research Results which will owned by Cancer Vac in accordance with Clause 4.4). ARI will disclose to Cancer Vac ARI BTI developed or acquired by ARI as soon as reasonably practicable after the development of the ARI BTI during the Term.

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4.4	Reservation of rights of ARI

(a)

Despite anything in this Agreement, but subject to ARI complying with the applicable obligations under Clauses 12 (Intellectual Property Protection) and 13 (Confidentiality and Publication), ARI may use the Research Results arising from the Research Program for the purposes of internal research and teaching within ARI but not for commercial purposes.

(b)

If any Improvements to the Research Results are made or developed by or on behalf of ARI pursuant to the licence granted to ARI under Clause 4.4(a), any and all Intellectual Property in the Improvements to the Research Results shall belong to and remain vested in Cancer Vac.

(c)

ARI hereby assigns to Cancer Vac absolutely and beneficially the whole of the right, title and interest, whether presently existing or which arises at a date after the Effective Date, in and to any Intellectual Property in relation to the Improvements to the Research Results made or developed by or on behalf of ARI pursuant to the licence granted to ARI under Clause 4.4(a) including without limitation the right to apply for and register in any country such Intellectual Property.

(d)

At the reasonable cost of Cancer Vac, ARI agrees to promptly execute all documents, forms and authorisations and do all acts and things that Cancer Vac reasonably considers to be necessary or desirable to give effect to Clause 4.4(c) and to absolutely vest in Cancer Vac full right, title and interest in and to all of the Improvements in the Research Results made or developed by or on behalf of ARI pursuant to the licence granted to ARI under Clause 4.4(a).

4.5	Research Results – Research Funding Mechanism

(a)

ARI must notify Cancer Vac of any proposed research on the Research Results not less than [ * ] before the proposed research is due to commence. ARI’s notification must contain such reasonable information as is necessary to allow Cancer Vac to assess the proposed research including the research program and research objectives.

(b)

Before commencing research on the Research Results pursuant to the licence granted to ARI by Clause 4.4, ARI may make a written request to Cancer Vac to fund the research (“RR Funding Request”). The RR Funding Request will provide Cancer Vac with such information concerning the proposed research as is reasonably necessary to allow Cancer Vac to evaluate the proposed research including (without limitation) the research’s objectives, costs, funding sources, milestones and duration and likely research and intellectual property outcomes.

(c)

Cancer Vac will have [ * ] from the date of receipt of the RR Funding Request to confirm in writing with ARI whether it elects (at its absolute discretion) to fund the research project on the Research Results.

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(d)

Where Cancer Vac fails to respond within the period set out in Clause 4.5(c) or indicates in writing it does not intend to fund the research project, ARI may seek funding for the research on the Research Results from a third party provided that [ * ].

(e)

Notwithstanding anything else in this Agreement, ARI warrants that any agreement entered by ARI with a third party to conduct research on the Research Results will provide that any and all research results (including Intellectual Property subsisting in the research results) arising from that research will be assigned to ARI to allow ARI to effect the assignment specified in Clause 4.4(c).

4.6	Licence Outside the Agreed Field

(a)

Provided that ARI demonstrates to Cancer Vac and Prima’s reasonable satisfaction that ARI properly holds and properly exercises the right to Commercialise the Background Technology outside the Agreed Field and provided further ARI has fulfilled its obligations (if any) to Prima (whether or not in this Agreement or otherwise) with respect to Commercialisation of the Background Technology outside the Agreed Field, ARI is hereby granted an option to negotiate a non-exclusive licence to use the Research Results solely to the extent necessary for ARI to commercialise the Background Technology outside the Agreed Field.

(b)

ARI will exercise the option by notice in writing to Cancer Vac and Cancer Vac and ARI will use their reasonable endeavours to agree normal commercial terms of the licence within [ * ] on and from the date Cancer Vac receives the written notice from ARI (“Negotiation Period”).

(c)

Those terms and conditions of the licence under which ARI will use the Research Results which are not agreed between Cancer Vac and ARI at the expiry of the Negotiation Period will be [ * ]. The parties agree that [ * ].

4.7	Technological Developments

The parties will disclose to each other any developments in competing technology that may impact upon the Commercialisation of the Background Technology or the Research Results and will consult as to appropriate action.

5.	Commercialisation Benefits

5.1	Royalty and Securities

(a)	Subject to Clause 5.1(b), Cancer Vac must pay to ARI the Royalty for each Quarter during the Term within [ * ] of the Quarterly Date.

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(b)	Where Revenue includes Securities in a third party received by Prima or Cancer Vac or Related Bodies Corporate, Cancer Vac or Prima as the case may be will [ * ] or [ * ] or [ * ].

(c)	Cancer Vac and Prima agree to promptly [ * ] and [ * ] necessary or desirable to give effect to Clause 5.1(b) and to [ * ] and [ * ] and [ * ] in Clause 5.1(b).

5.2	Royalty Calculation

Cancer Vac must calculate the Royalty within [ * ] after each Quarterly Date.

5.3	Trade Sale

(a)

Subject to Prima paying all amounts due under this Clause 5.3 in full, in the event of a Trade Sale, the obligations contained in Clause 5.1 will terminate on and from the date of the Trade Sale, provided that:

(i)	if the Trade Sale does not involve Prima or a Successor Body Corporate disposing of all or some of its shares held in Cancer Vac or a Successor Body Corporate at the applicable time; and

(ii)	Cancer Vac or the Successor Body Corporate retains rights in respect of the Technology Licence,

then the obligations contained in Clause 5.1 will continue to apply in respect of the retained rights (including the obligation to pay the Royalty calculated by reference to Revenue derived by Cancer Vac or the Successor Body Corporate from the retained rights).

(b)	In the event of a Trade Sale, Prima will pay ARI the Trade Sale Fee within 30 days of receiving the Trade Sale Consideration from the third party.

(c)	Notwithstanding anything to the contrary in this Agreement, the Licensors will not be entitled to terminate this Agreement for Due Cause in the event of a Trade Sale.

6.	GST

6.1	Definitions

In this Clause the expressions Consideration, GST Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act). A Supplier means any party treated by the GST Act as making a Supply under this Agreement.

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6.2	Consideration is GST exclusive

Unless otherwise expressly stated all prices or other sums payable or consideration to be provided under or in accordance with this Agreement are exclusive of GST.

6.3	Payment of GST

(a)

If GST is imposed on any Supply made under or in accordance with this Agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b)

Payment of the additional amount must be made at the same time as payment for the Taxable Supply is required to be made in accordance with this Agreement or at an earlier time provided a Tax Invoice is provided to the payer (or representative member if applicable) at least [ * ] prior to such date.

6.4	Reimbursement of expenses

If this Agreement requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)	the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b)	if the Other Party’s recovery from the First Party is a Taxable Supply any GST payable in respect of that Supply,

such	that after the Other Party meets the GST liability, it retains the Net Amount.

7.	AUDIT

7.1	Cancer Vac to Retain Records

Cancer Vac must maintain separate and accurate records of:

(a)	the Revenue;

(b)	the Exempt Payments;

(c)	the Adjustments;

(d)	the working papers Cancer Vac used to calculate the Royalty;

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(e)	each Royalty report.

The records must be maintained for [ * ] after payment of the Royalty in such reasonable manner as ARI approve in writing from time to time.

7.2	The ARI’s Right to Inspect the Records

Cancer Vac must:

(a)	permit ARI’s accountant or auditor, from time to time, on reasonable notice and during ordinary business hours, to inspect and verify the records specified in Clause 7.1; and

(b)

give ARI all reasonable help in any inspection and verification and permit ARI’s accountant or auditor to take copies of the records specified in Clause 7.1 solely for the purpose of verifying the accuracy of the Royalty calculation.

(c)	pay the costs of the auditor if the accountant identifies a deviation equal to or greater that [ * ] in the amounts payable to ARI pursuant to Clause 5.1.

8.	TITLE OF LICENSORS IN BACKGROUND TECHNOLOGY

8.1	Background Technology not owned by Cancer Vac

Cancer Vac will not represent that it has any ownership interest in the Intellectual Property in the Background Technology. Cancer Vac’s use of the Background Technology under this Agreement is subject to the right, title and interest of the Licensors in the Background Technology. Cancer Vac will not contest or impair the right, title or interest of the Licensors in the Background Technology either during or after the Term.

8.2	Warranty by Licensors

The	Licensors represent and warrant that:

(a)	the Background Technology created by ARI represents the original work of ARI;

(b)	the Background Technology does not to the best of the knowledge and belief of Licensors infringe any third party rights;

(c)	they hold the exclusive rights to conduct Research and Development and Commercialisation in relation to the Background Technology;

(d)

the grant of licences to Cancer Vac pursuant to this Agreement in relation to Research and Development do not to the best of the knowledge and belief of the Licensors infringe Intellectual Property or other rights of any third party in relation to the Background Technology; and

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(e)

to the best of the Licensors actual belief and knowledge at the Commencement Date (31 May 2001) the Licensors are the beneficial owners of the Background Technology, free from any encumbrances other than under any relevant or existing licences or agreements expressly disclosed to Prima or Cancer Vac prior to that date, and neither the Background Technology nor the grant of the licences contemplated by this Agreement knowingly infringes the Intellectual Property rights of any third party.

8.3	Cancer Vac due diligence

The Licensors make no representation and give no warranty or indemnity that Commercialisation of the Research Results and Background Technology will be free of infringement of third party rights. Cancer Vac acknowledges that it has and will undertake due diligence in this regard.

8.4	Warranty on ARI BTI

Unless the Licensors advise Cancer Vac in writing otherwise at the time of disclosing any item of ARI BTI in accordance with Clause 4.3, the Licensors will be taken to make the same representations and warranties in relation to each item of ARI BTI at the time of such disclosure as are referred to in Clause 8.2.

9.	CANCER VAC PERFORMANCE

9.1	Research and Development

Cancer Vac must use reasonable endeavours to carry out the Research and Development of the Background Technology and Commercialise Background Technology in the Agreed Field

except to the extent prevented by the act or default of ARI under the Research Agreement, in which case Cancer Vac shall be entitled to a reasonable extension of time to complete the relevant milestone.

9.2	Performance review

(a)

The parties will meet to review Cancer Vac performance in carrying out the Research and Development and Commercialisation of the Background Technology [ * ] during the Research Program, and following completion of the Research Program [ * ], or otherwise as agreed in writing. The parties will disclose to each other any developments in competing technology that may impact upon the Research and Development of the Background Technology and Commercialisation of the Research Results or Background Technology and will consult as to appropriate action.

(b)	In the event the Licensors are dissatisfied with the performance by Cancer Vac of its obligations under this Clause, as disclosed by any review or by reason of any

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other matter coming to the attention of the Licensors, the Licensors will draw their concerns to the attention of the Cancer Vac. The parties will consult in good faith as to how the performance issues may be resolved in the best interest of those parties to facilitate the Research and Development of the Background Technology and Commercialisation of the Research Results or Background Technology.

(c)

Cancer Vac will use its reasonable endeavours to address an concerns of ARI and may, in its discretion, prepare a strategy to be provided to ARI, having regard to the good faith consultations between the parties.

9.3	Dispute resolution procedure

For the avoidance of doubt, the procedure under Clause 16 applies to any dispute regarding the operation or effect of this Clause 9.

10.	INSURANCE & INDEMNITY

10.1	Insurance

Cancer Vac must maintain adequate product liability, third party liability and other reasonable insurance cover during the Term (in the joint names of Cancer Vac and the Licensors if reasonably required). Cancer Vac must provide adequate evidence of cover.

10.2	Indemnity

Cancer Vac shall indemnify the Licensors and keep them indemnified from and against any Loss or Claim suffered or incurred by the either of them as a result of or arising out of or in respect of the Research and Development and Commercialisation of the Research Results and Background Technology (excluding any Loss or Claim attributable to the default of the Licensors).

11.	UNDERTAKINGS BY LICENSORS

11.1	Restriction on dealings with Background Technology

Subject to Clause 18.2(c) the Licensors must not dispose of their respective interests in the Background Technology or any part of it during the Term without the prior consent of Cancer Vac (which must not be unreasonably withheld).

11.2	Indemnity by Licensors

The Licensors indemnify Cancer Vac from any Loss or Claim suffered or incurred by Cancer Vac as a result of or arising out of or in respect of:

(a)	the Background Technology created by ARI not representing the original work of ARI;

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(b)	the Background Technology to the knowledge and belief of the Licensors at the date of signing this Agreement infringing the rights of a third party;

(c)	the Licensors not being entitled to license the Background Technology to Cancer Vac;

(d)	any default by the Licensors in the performance or observance of their obligations under this Agreement.

11.3	Cancer Vac due diligence

Despite anything in Clause 11.2, the Licensors make no representation and give no warranty that patent applications comprised in the Background Technology will be granted or if granted will be valid. The indemnity under Clause 11.2 does not cover Cancer Vac against this risk. Cancer Vac acknowledges that it has and will undertake due diligence in this regard.

12.	INTELLECTUAL PROPERTY PROTECTION

12.1	Background Technology

The copyright in all documents (whether written, electronic or otherwise) embodying the Background Technology belongs to the Licensors. Cancer Vac is responsible for applying for or obtaining a grant of a patent in the name of the Licensors in respect of any of the Background Technology and the Licensors must provide reasonable assistance to Cancer Vac for this purpose. [ * ] shall pay all patent costs in respect of the Background Technology and Research Results during the Term. If Cancer Vac does not pursue patent protection with regard to the Background Technology that the Licensors considers adequate, the Licensors may take over prosecution of those patents [ * ] and in the name of the Licensors.

12.2	Research Results

The Research Results will be the property of Cancer Vac. The Licensors will execute all documents and do all other things necessary to confirm Cancer Vac’s rights to the Research Results. If Cancer Vac considers that intellectual property protection is desirable in respect of any part of the Research Results, it will notify the Licensors. Cancer Vac is responsible for applying for or obtaining a grant of a patent in the name of Cancer Vac in respect of any of the Research Results and Licensors must provide reasonable assistance to Cancer Vac for this purpose.

12.3	Coordination on patent protection

The Licensors and Cancer Vac will consult and coordinate regarding patent protection in Australia and elsewhere for the Background Technology and any Research Results.

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12.4	Infringement

The Licensors and Cancer Vac will disclose to each other any events which may involve a third party infringing the Background Technology and any Research Results and will consult as to appropriate action. Cancer Vac shall control any proceedings and settlement but will consult with the Licensors and will [ * ]. If Cancer Vac does not take proceedings, the Licensors shall be at liberty to do so. Cancer Vac shall bear the cost of proceedings to protect its rights in the Background Technology and any Research Results. In the event that either or both the Licensors are indispensable parties to any proceedings brought by Cancer Vac in any jurisdiction either or both Licensors will join as parties in such infringement actions involving Cancer Vac, [ * ].

13.	CONFIDENTIALITY AND PUBLICATION

13.1	Publication

If the Licensors wish to make any public statement or publication in respect of the Background Technology or any Research Results, they will:

(a)	forward a copy of the proposed public statement or publication to Cancer Vac;

(b)

allow Cancer Vac [ * ] (or such further time as Cancer Vac may reasonably require) to seek such legal protection of the Research Results and/or material contained in the proposed public statement or publication as it considers necessary;

(c)	obtain the prior written consent of Cancer Vac (which shall not be unreasonably withheld); and

(d)

in the event that Cancer Vac does not advise the party that it objects to any proposed publication or the making of a public statement within [ * ] the consent of Cancer Vac will be deemed to have been obtained.

13.2	Confidentiality

Subject to this Clause 13, no party may disclose any Confidential Information of the other to any third party or use any Confidential Information other than for the purpose for which it was disclosed, except for disclosures:

(a)	required by law or government authorities; or

(b)	to employees or financial or legal advisers on a need to know basis.

The parties shall ensure that their staff sign all necessary confidentiality undertakings to protect the rights of the other party.

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14.	TERMINATION

14.1	Termination for Due Cause

Without limiting any other rights it may have, subject to Clause 5.3(c) a party may terminate this Agreement by written notice to the other if Due Cause has arisen.

14.2	Consequences of Termination

Subject to this Clause and Clause 5.3(c), upon termination of this Agreement, all further rights and obligations under this Agreement (other than those contained in Clauses 4.1(a)(ii), 4.1(b), 4.4, 4.6, 10.2, 11.2, 12.2, 13, 14.2, 14.3 and 19 shall terminate.

14.3	Rights prior to Termination

Any termination of this Agreement will not affect the enforceability of any other obligations of a party, in whole or in part or rights against a party accrued prior to termination or which relate in any way to an event or matter on or before the effective date (notwithstanding that the event or matter comes to the attention of a party after the termination of this Agreement).

15.	FORCE MAJEURE

15.1	Effect of Force Majeure

Where a party is unable, wholly or in part, by reason of Force Majeure, to carry out any obligation under this Agreement, and that party:

(a)	gives the other party prompt notice of that Force Majeure including reasonable particulars and anticipated extent to which it will be unable to perform or be delayed in performing that obligation; and

(b)

does what it reasonably can to remove that Force Majeure as quickly as possible (this does not require the settlement of strikes, lockouts or other labour disputes or claims or demands by any government on terms contrary to the wishes of the party affected), that obligation is suspended so far as it is affected by Force Majeure during the continuance of that Force Majeure and that party shall be allowed a reasonable extension of time to perform its obligations.

15.2	Remedial action

If, after [ * ], the Force Majeure has not ceased, the parties shall meet in good faith to discuss the situation and endeavour to achieve a mutually satisfactory resolution to the problem.

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16.	DISPUTE RESOLUTION

16.1	Good faith negotiation

The parties shall without delay and in good faith attempt to resolve any dispute or difference which may arise between them in relation to this Agreement.

16.2	Cancer Vac performance

Any dispute or difference arising between the parties relating to Cancer Vac performance in Clause 9.2 which cannot be resolved between them may, if the parties agree, be finally resolved by expert determination undertaken at the shared expense of the parties by an independent expert to be agreed or in default of agreement appointed by the President or Acting President of the Licensing Executives Society or his nominee The determination of the expert shall be final and binding. The person shall be acting as an expert and not an arbitrator.

16.3	Disputes generally

Any dispute or difference relating to a matter (other than which is resolved under Clause 16.2) shall be resolved in accordance with the following procedure:

(a)	the party claiming that a dispute exists shall notify the other party that a dispute exists and forthwith submit such dispute or difference to the respective chief executives for resolution;

(b)

if the chief executives are unable to resolve the dispute or difference within a reasonable time, a meeting shall be convened forthwith between the Chairmen of the respective Boards of the disputing parties for resolution of the dispute or difference; and

(c)	if the dispute or difference is not resolved by the persons referred to in paragraph (b) above, within such time as they agree but not being more than [ * ], Clause 16.4 (mediation) shall apply.

16.4	Mediation

If any dispute or difference is not resolved by negotiation in accordance with the above procedure, the parties agree that it shall first be referred to mediation before either of them shall be entitled to commence any proceedings in a court of competent jurisdiction or otherwise in respect of such dispute or difference. However this shall not preclude a party from seeking urgent interlocutory relief in a court of competent jurisdiction.

17.	NOTICES

(a)

A notice, consent or other communication under this Agreement is only effective if it is in writing and either left at the addressee’s address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working

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days after it is posted. If it is sent by fax, it is taken to have been received at the time indicated on the transmission report of the machine from which the fax was sent in its entirety to the fax number of the recipient. However, if transmission is completed after 5.00pm on a Business Day or is sent on a day that is not a Business Day, the message is taken to have been received at 9.00am on the next Business Day.

(b)	A person’s address and fax number are those set out below, or as the person notifies the sender:

Licensors
Address:	Kronheimer Building, A&RMC, Studley Road,
Heidelberg, Victoria, 3084
Fax number:	(03) 9287 0639
Attention:	Professor Mark Hogarth

Cancer Vac
Address:	Suite 1, 1233 High St,
Armadale, Victoria 3143
Fax number:	(03) 9854 5777
Attention:	Mr. Marcus Clark

Prima
Address:	Suite 1, 1233 High St,
Armadale, Victoria, 3143
Fax Number:	(03) 9854 5777
Attention:	Mr. Marcus Clark

18.	AMENDMENT AND ASSIGNMENT

18.1	Amendment

This Agreement can only be amended, supplemented, replaced or novated by another agreement signed by the parties.

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18.2	Assignment and sub-contracting

(a)	Cancer Vac may not assign its rights under this Agreement without the consent of ARI (such consent not to be unreasonably withheld) except where the assignment is:

(i)	to a Related Body Corporate; or

(ii)	is in the event of a Trade Sale.

(b)	Any assignment under Clause 18.2(a) will not take effect until the Related Body Corporate or Third Party executes a deed in favour of the Licensors agreeing to be bound by the terms of this Agreement.

(c)

The Licensors may assign any or all of their rights under this Agreement for the purpose of solvent reconstruction or merger, without the need for consent of Cancer Vac, subject to an assignee taking an assignment of all rights in the Background Technology and agreeing in writing to be bound by this Agreement as licensor. The Licensors shall be released from obligations accruing after the effective date of the assignment provided that those obligations did not accrue in whole or in part before the effective date or if accruing after the effective date relate in any way to any event or matter occurring on or before the effective date. Except as provided above, the Licensors may not assign their rights under this Agreement without the consent of Cancer Vac (which shall not be unreasonably withheld).

19.	GENERAL

19.1	Governing law

This Agreement is governed by the law in force in Victoria.

19.2	Liability for expenses

Unless otherwise agreed, each party shall bear its own costs in relation to the preparation and execution of this Agreement.

19.3	Giving effect to this agreement

Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this Agreement.

19.4	Waiver of rights

A right may only be waived in writing, signed by the party giving the waiver, and:

23.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a)	no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

(b)	a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

(c)	the exercise of a right does not prevent any further exercise of that right or of any other right.

19.5	Operation of this agreement

(a)

This Agreement contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this Agreement and has no further effect.

(b)	Any right that a person may have under this agreement is in addition to, and does not replace or limit, any other right that the person may have.

(c)

Any provision of this Agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Agreement enforceable, unless this would materially change the intended effect of this Agreement.

19.6	Consents

Where this Agreement contemplates that a party may agree or consent to something (however it is described), the party may:

(a)	agree or consent, or not agree or consent, in its absolute discretion; and

(b)	agree or consent subject to conditions,

unless this Agreement expressly contemplates otherwise.

19.7	Exclusion of agency, partnership, joint venture

Nothing in this Agreement is to be treated as creating a partnership or joint venture between the parties under the laws of any applicable jurisdiction and no party may act or has any authority to act as agent of or in any way bind or commit the another party to any obligation.

19.8	Rights and Obligations of ARI

Any rights conferred on ARI under this Agreement will be held by Ilexus on its behalf. Any obligation imposed on ARI under this Agreement will be construed as an obligation on Ilexus to procure ARI to fulfil the obligation. This does not prevent ARI directly

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asserting or enforcing its rights under this Agreement upon and after becoming a party to this Agreement.

19.9	Counterparts

This Agreement may be executed in counterparts.

19.10	Attorneys

Each person who executes this Agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

Executed as an agreement

SIGNED for and on behalf of Ilexus Pty Ltd ACN 064 772 130 by:	) ) ) ) )

Signed: Director		Signed: Director/Secretary

Name (printed):		Name (printed):

SIGNED for and on behalf of Cancer Vac Ltd ACN 096 859 513 by:	) ) ) ) )

Signed: Director		Signed: Director/Secretary

Print name:		Print name:

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNED for and on behalf of Prima Biomed Ltd ACN 009 237 889 by:	) ) ) ) )

Signed: Director		Signed: Director/Secretary

Print name:		Print name:

SIGNED for and on behalf of The Austin Research Institute ACN 007 418 224 by:	) ) ) ) )

Signed: Director		Signed: Director/Secretary

Name (printed):		Name (printed):

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1

BACKGROUND TECHNOLOGY

TECHNOLOGY DESCRIPTION

A	Family 1: RDS1 core technology as described in patent application PCT/AU 94/00789 relating to MUCl-mannan fusion proteins (“MFP”) as cancer vaccines#

B	Family 2: RDS1 core technology as described in patent application PCT/AU 96/00617 relating to synthetic MUC1 peptide technology (“mimicks”)

C	Family 3: Stimulation of mannose receptor bearing cells with mannan conjugated constructs (patent application PCT/IB 98/01718 and USSN 09/163,089)

D	Family 4: Non-VNTR immunogenic peptides as described in PCT/AU 01/00090 and CIP USSN 09/593,870 in USA.

#

The PCT/AU 94/00789 was assigned by the ARI to Ilexus however, to date only the Australian and European Patent documentation reflects the assignment to Ilexus. The change is a matter of formality in notifying the Patent Offices of the USA, Japan and Canada and is being managed by Callinan Lawrie (external patent attorneys).

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

29.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.